EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Equity Investor Fund,
Select Growth Portfolio 1997 Series D, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-35125 of our opinion dated November 17, 1997, relating to the Statement of Condition of Equity Investor Fund Select Growth Portfolio 1997 Series D, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous-- Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 17, 1997